UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2017

MERCER INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation or organization)

000-51826	47-0956945
(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8

(Address of Office)

(604) 684-1099

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 12, 2017, Zellstoff-Und Papierfabrik Rosenthal GmbH (“ZPR”) and Mercer Timber Products GmbH (“MTP”), each wholly owned subsidiaries of Mercer International Inc. (the “Company”), entered into a revolving facility agreement (the “Credit Agreement”) with Unicredit Bank AG, acting as agent, lead arranger, issuing bank and security agent, in connection with the replacement of ZPR’s existing €25.0 million revolving working capital facility with a new €70.0 million joint revolving credit facility for ZPR and MTP (the “New Facility”).

The New Facility is available to both ZPR and MTP, with MTP’s borrowings not to exceed €45.0 million thereunder, and includes the following terms, among others:

•	The facility has a term of five years.

•

The interest payable on loans under the facility is Euribor plus 2.95%. Each loan is to be repaid on the last day of the respective interest period and in full on the termination date and each advance by way of a letter of credit shall be repaid on the applicable expiry date of such letter of credit.

•	There is a 0.90% per annum commitment fee on the unused and uncancelled amount of the facility which, is payable semi-annually in arrears.

•	The facility is secured by a first ranking security interest on the inventories, receivables and accounts of ZPR and MTP.

•

The facility contains customary restrictive covenants, which, among other things, govern the ability of the borrowers thereunder to incur liens, sell assets, incur indebtedness, make investments, enter into joint ventures, change their respective businesses and issue, repurchase or redeem shares. The facility also contains customary events of default.

The description of the Credit Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement that will be filed as an exhibit to the Company’s report on Form 10-Q for the quarterly period ended March 31, 2017.

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 1.01 above is incorporated by reference into this Item 1.02.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 8.01.	OTHER EVENTS

On April 12, 2017, the Company announced that it had completed, through its wholly-owned subsidiary, MTP, its previously announced agreement to acquire substantially all of the assets comprising a sawmill and bio-mass power plant, near Friesau, Germany, for approximately $55.1 million plus defined working capital of approximately $6.5 million (the “Acquisition”).

A copy of the Company’s press release dated April 12, 2017, announcing the New Facility and completion of the Acquisition, is attached hereto as Exhibit 99.1. The information in such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated April 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

/s/ David M. Gandossi
David M. Gandossi
Chief Executive Officer

Date:	April 13, 2017